UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI(1)	New York Stock Exchange(1)

(1) On April 19, 2023, Lannett Company, Inc. received a written notice from the New York Stock Exchange (the “NYSE”) notifying LCI that it would commence proceedings to delist our common stock and our common stock was suspended from trading. On April 20, 2023, our common stock began trading over-the-counter under the symbol “LCIN.” LCI does not intend to appeal the decision and expects that the NYSE will file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist our common stock from trading and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting would then become effective 10 days after the filing of the Form 25. In accordance with Rule 12d2-2 of the Exchange Act, the de-registration of our common stock under Section 12(b) of the Exchange Act would become effective 90 days, or such shorter period as the SEC may determine, from the date of the Form 25 filing.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, Lannett Company, Inc. (“LCI”) and certain subsidiaries entered into a restructuring support agreement, dated as of April 30, 2023 (the “Restructuring Support Agreement”), under which certain of the Company’s creditors agreed, subject to certain terms and conditions, to support a prepackaged chapter 11 plan (the “Plan”) to implement a financial restructuring of LCI’s existing indebtedness (the “Restructuring”) to be implemented through the commencement of voluntarily chapter 11 cases pursuant to title 11 of the United States Code (such cases, the “Chapter 11 Cases”).

Payoff Letter

To facilitate the Restructuring, on May 1, 2023, the Credit and Guaranty Agreement, dated as of December 7, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among LCI, the other credit parties party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Administrative Agent”), was terminated (other than with respect to provisions of the Credit Agreement regarding Letters of Credit (as defined in the Credit Agreement) that remain outstanding and customary obligations that expressly survived by their terms) upon receipt by the Administrative Agent of a $1.95 million payment from LCI, comprising (i) a payoff amount representing principal, interest and expenses and fees of the Administrative Agent and the lenders and (ii) cash to collateralize the outstanding Letters of Credit to be held by the Administrative Agent for the benefit of the lenders with Revolving Commitments (as defined in the Credit Agreement). The payment made by LCI in connection with the termination of the Credit Agreement was pursuant to a payoff letter with the Administrative Agent.

Item 7.01	Regulation FD Disclosure.

LCI cautions that trading in its securities now and during the pendency of the Chapter 11 Cases is and will be highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases. LCI expects, based on the agreed upon terms in the Restructuring Support Agreement, that its stockholders and other equityholders will experience a complete loss on their investment.

Disclosure Statement

Pursuant to the Restructuring Support Agreement, LCI commenced the solicitation of votes on the Plan (the “Solicitation”) on May 2, 2023. In connection with the Solicitation, the Plan and a disclosure statement related thereto (the “Disclosure Statement”) was distributed to certain creditors of LCI that are entitled to vote under the Plan. This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report on Form 8-K a solicitation of consents to or votes to accept the Plan. Any solicitation or offer will only be made pursuant to the Disclosure Statement and only to such persons and in such jurisdictions as is permitted under applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Disclosure Statement, a copy of which is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. You should not assume that the information contained in this Current Report on Form 8-K or the accompanying Exhibits is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, prospects and the assumptions that were utilized may have changed since those dates.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements.” Forward-looking statements are not promises or guarantees and investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to: the impact of competitive products and pricing; product demand and market acceptance; new product development; acquisition-related challenges; the regulatory environment; interest rate fluctuations; reliance on key strategic alliances; availability of raw materials; fluctuations in operating results; the impact of the delisting from the New York Stock Exchange, including under our debt documents; the impact of failure to pay interest when due on our debt; our ability to successfully consummate a Restructuring of our existing debt, existing equity interests and certain other obligations, and emerge from cases commenced under chapter 11 of title 11 of the United States Code; our ability to improve long-term capital structure and to address our debt service obligations through the Restructuring; the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations; our ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Restructuring and the Chapter 11 cases; the effects of the Restructuring and the Chapter 11 Cases on LCI and the interests of various constituents; our ability to obtain confirmation of the Plan under the Chapter 11 Cases and successfully consummate the Restructuring; and other risks detailed from time to time in our filings with the U.S. Securities and Exchange Commission. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. LCI cautions you not to place undue reliance upon any such forward-looking statements which speak only as of the date made. LCI is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise and other events or factors, many of which are beyond LCI’s control, including those resulting from such events, or the prospect of such events, such as public health issues including health epidemics or pandemics, such as the outbreak of the novel coronavirus, whether occurring in the United States or elsewhere, which could disrupt LCI’s operations, disrupt the operations of LCI’s suppliers and business development and other strategic partners, disrupt the global financial markets or result in political or economic instability. The information in this Current Report on Form 8-K should be read in conjunction with information in LCI’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the consolidated financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations included therein, and Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Lannett Company, Inc. and Its Debtor Affiliates
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel

Date: May 2, 2023